EXHIBIT 10.13



        RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS OF THE CORPORATION
      ON JUNE 28, 1989, WITH RESPECT TO THE PURCHASE OF ANNUITIES TO COVER
        LIABILITIES OF THE CORPORATION UNDER THE SUPPLEMENTAL RETIREMENT
                                  INCOME PLAN


     RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized to purchase an annuity from an insurance company to provide benefits for active employees under the Supplemental Retirement Income Program resulting from the $200,000 (as indexed) limit on pensionable compensation under the Retirement Program Plan.